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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): April 9, 1999

                           SMITH MICRO SOFTWARE, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                       0-26536                33-0029027
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


                   51 Columbia, Aliso Viejo, California 92656
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (949) 362-5800

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)




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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

               On April 9, 1999, Smith Micro Software, Inc. (the "Registrant" or "Smith Micro") acquired all of the outstanding capital stock (the "Acquisition") of STF Technologies, Inc., a Missouri corporation ("STF"), pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") by and among Smith Micro, STF, and the Shareholders of STF (the "Former STF Shareholders") in exchange for One Million Dollars ($1,000,000) in cash and Four Hundred Nine Thousand One Hundred Sixty Four (409,164) shares of Smith Micro Common Stock (the "Acquisition Consideration"). Each of individual Former STF Shareholders received their portion of the Acquisition Consideration in accordance with the percentage ownership interest held by such shareholder in STF immediately prior to the Acquisition. The aggregate number of shares delivered as part of the Acquisition Consideration was determined by dividing $1,000,000 by the average closing price on the Nasdaq National Market of a share of Smith Micro Common Stock as reported in the Wall Street Journal for the ten (10) consecutive trading days ending on the trading day immediately prior to the closing date. In exchange for the shares of the Smith Micro Common Stock, each of the Former STF Shareholders transferred their shares to Smith Micro, and as a result of this Acquisition, STF became a wholly owned subsidiary of Smith Micro. In determining the aggregate purchase price for STF, Smith Micro took into account the value of software companies of similar size to STF, comparable transactions and the market for software companies generally. The cash portion of the Acquisition consideration was funded with proceeds received in connection with Smith Micro's initial public offering in September, 1995.

               One Hundred Twenty-Two Thousand, Seven Hundred Forty-Eight (122,748) Smith Micro shares issued to the Former STF Shareholders (the "Escrow Shares") were deposited into an escrow fund pursuant to the Stock Purchase Agreement and an Escrow Agreement. Subject to the Stock Purchase Agreement, the Former STF Shareholders will indemnify Smith Micro for damages incurred by reason of certain breaches of the Stock Purchase Agreement; provided that such indemnification obligation is limited to the Escrow Shares. Any Escrow Shares remaining in the escrow fund one year after the closing of the Acquisition will be released from escrow and distributed to the Former STF Shareholders.

               STF is a developer and publisher of fax and communications software products for the Apple Macintosh computer. STF is headquartered in Concordia, Missouri.

               The Acquisition was structured as a stock purchase and will be treated by the Registrant as a "purchase" for accounting purposes.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE STOCK PURCHASE AGREEMENT, A COPY OF WHICH IS INCLUDED AS
EXHIBIT 2 TO THIS CURRENT REPORT OF FORM 8-K AND IS INCORPORATED BY REFERENCE HEREIN.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)     Not Applicable.

(b)     Not Applicable.




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(c)     Exhibits

              2. Stock Purchase Agreement dated as of April 9, 1999 by and among Smith Micro Software, Inc. STF Technologies, Inc. and the Shareholders of STF Technologies, Inc.

              99.1 Text of Press Release of the Registrant dated April 13, 1999.




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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
April 23, 1999




                                       SMITH MICRO SOFTWARE, INC.,
                                       a Delaware corporation


                                       By: /s/ WILLIAM W. SMITH, JR.
                                           ----------------------------------
                                           William W. Smith, Jr., President





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                                Index to Exhibits


EXHIBIT
NUMBER                       EXHIBIT
-------                      --------

 2.       Stock Purchase Agreement dated as of April 9, 1999 by and among Smith
          Micro Software, Inc. STF Technologies, Inc. and the Shareholders of
          STF Technologies, Inc.

99.1      Text of Press Release of the Registrant dated April 13, 1999.